EXHIBIT A
JOINT FILING AGREEMENT
The undersigned agree that this Second Amendment dated May 20, 2009, relating to Argyle Security, Inc., shall be filed on behalf of the undersigned.

MEZZANINE MANAGEMENT FUND IV A, L.P.
By:	/s/ Christopher C. Morris
	Name:	Christopher C. Morris
	Title:	Authorized Signatory

MEZZANINE MANAGEMENT FUND IV COINVEST A, L.P.
By:	/s/ Christopher C. Morris
	Name:	Christopher C. Morris
	Title:	Authorized Signatory

MEZZANINE MANAGEMENT LIMITED
By:	/s/ Christopher C. Morris
	Name:	Christopher C. Morris
	Title:	Authorized Signatory